UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On April 15, 2015, World Surveillance Group Inc. (the “Company”) defaulted on a monthly installment payment in the amount of $3,333 which was due and payable pursuant to that certain Settlement Agreement (the "Decarlo Settlement Agreement") entered between the Company and DeCarlo Group, LLC on July 9, 2014. The Company has paid a total of $31,664 in accordance with the Decarlo Settlement Agreement and currently owes the remaining amount of $53,336 payable in monthly installments of $3,333 from April 2015 through July 2016.  The Company has also not made the May 2015 and June 2015 payments.

In addition, on April 19, 2015, the Company defaulted on a monthly  installment payment in the amount of $20,000 which was due and payable pursuant to that certain Settlement Agreement (the "La Jolla Cove Investors Settlement Agreement") entered between the Company and La Jolla Cove Investors on November 18, 2014. The Company has paid a total of $210,000 in accordance with the La Jolla Cove Investors Settlement Agreement and currently owes the remaining amount of $80,000 payable in monthly installments of $20,000 from April 2015 through July 2015. The Company has also not made the May 2015 and June 2015 payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)
Date: June 25, 2015
/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer